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                                                                     EXHIBIT 5.1

                                LESTER MORSE P.C.
                               111 Great Neck Road
                         Great Neck, New York 11021-473

                                       --
                            Telephone (516) 487-1446
                            Telecopier (516) 487-1452

                                                                October 27, 1997

U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Phoenix Information Systems Corp.
               Form S-8 Registration Statement

Ladies and Gentlemen:

                               OPINION OF COUNSEL

         We have acted as counsel to Phoenix Information Systems Corp. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act of 1933, as amended, of 7,000,000 shares of the Company's common stock, $.01 par value per share (the "Shares"), pursuant to the Phoenix Information Systems Corp., Consulting and Services Compensation Agreement dated February 25, 1994, as amended (the "Plan"). As such, we have examined the Registration Statement, the Company's Articles of Incorporation and Bylaws, as amended, and minutes of meetings of its Board of Directors.

         Based upon the foregoing, and assuming that the Shares will be issued as set forth in the Plan and Registration Statement, at a time when effective, and that the Company will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which the Shares may be sold, we are of the opinion that, upon proper and legal issuance of the Shares according the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and nonassessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by any Plan Beneficiaries except as described in the Registration Statement , once properly and legally issued pursuant to the Plan as described in the Registration Statement.

         This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. This opinion does not address or relate to any specific state securities laws. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.


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                                     CONSENT

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus which is made part of the Registration Statement.

                                    Sincerely,

                                    LESTER MORSE P.C.

                                    /s/ Steven Morse, Esq.